EXHIBIT 10(b)

                           GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231

                                  July 17, 1997



USAA Tax Exempt Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas  78288-0227

Gentlemen:

         As counsel to USAA Tax Exempt Fund, Inc. (the "Company"), a Maryland corporation, we have been asked to render our opinion with respect to the issuance of shares of capital stock, $.01 par value per share, classified as shares of the California Bond Fund and Virginia Bond Fund (the "Shares") of the Company which have been established and designated in Articles of Incorporation of the Company and Articles Supplementary to the Articles of Incorporation, as amended (collectively, the "Articles"), all as more fully described in the prospectuses and statements of additional information contained in Post-Effective Amendment No. 26 (the "Amendment") to Registration Statement No. 2- 75093 (the "Registration Statement") filed by the Company.

         We have examined the Articles of the Company, the By-Laws of the Company, the minutes of certain meetings of the Board of Directors of the Company, the prospectuses and statements of additional information contained in the Amendment and such other documents, records and certificates as we deemed necessary for the purposes of this opinion.

         Based upon the foregoing, and assuming that not more than 60,000,000 shares of the California Bond Fund and 45,000,000 shares of the Virginia Bond Fund will be issued and outstanding at any time, we are of the opinion that the Shares will, when sold in accordance with the terms of the prospectuses and statements of additional information relating to the Shares in effect at the time of the sale, be legally issued, fully paid and non-assessable.

         We also hereby consent to the reference to this firm in the prospectuses under the heading "Legal Counsel" and in the statements of additional information under the heading "General Information--Counsel" for the California Bond Fund and Virginia Bond Fund which form a part of the Amendment and to a copy of this opinion being filed as an exhibit to the Amendment.

                                             Very truly yours,




                                             /S/ GOODWIN, PROCTER & HOAR LLP
                                             ---------------------------------
                                             GOODWIN, PROCTER & HOAR  LLP
DOCSC\533370.1

                                 EXHIBIT 10(c)



                           GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231



                                  July 17, 1997


USAA Tax Exempt Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas  78288-0227

Ladies and Gentlemen:

         We hereby consent to the reference in Post-Effective Amendment No. 26 (the "Amendment") to the Registration Statement (No. 2-75093) on Form N-1A of USAA Tax Exempt Fund, Inc. (the "Registrant"), a Maryland corporation, to our opinion with respect to the legality of the shares of the Registrant representing interests in the Long-Term Fund, Intermediate-Term Fund, Short-Term Fund, Tax Exempt Money Market Fund, California Money Market Fund, New York Bond Fund, New York Money Market Fund and Virginia Money Market Fund series of the Registrant, which opinion was filed with Post-Effective Amendment No. 23 to the Registration Statement.

         We also hereby consent to the reference to this firm in the prospectuses under the heading "Legal Counsel" and in the statements of additional information under the heading "General Information--Counsel" which form a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                                           Very truly yours,


                                           /S/ GOODWIN, PROCTER & HOAR LLP
                                           ----------------------------------
                                           GOODWIN, PROCTER & HOAR  LLP

DOCSC\533444.1


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